Exhibit 10.50

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

Affiliate Agreement
The Affiliate of ScanSource, Inc. ("Distributor''), specified below ("Approved Affiliate"), agrees to comply with all of the terms and conditions imposed upon Distributor in the Nonexclusive Value Added Distributor Agreement ("Agreement"), dated January 22, 2007, as amended, entered into between Distributor and Cisco Systems, Inc., a California corporation with its principal place of business at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco".)
Approved Affiliate acknowledges that for so long as Approved Affiliate is an "Affiliate” (as defined in the Agreement) of Distributor, Approved Affiliate will have the right to purchase only those Cisco Products and Services specified in the Agreement and in this Affiliate Agreement during the term thereof, pursuant to the rights and obligations of Distributor under the Agreement including but not limited to the reporting requirements thereunder; provided, however, that the terms set forth below shall apply to Approved Affiliate instead of any terms regarding the same subject matter thereof that apply to Distributor under the Agreement.

1.	The Certified Territory for Approved Affiliate is: Brazil.

2.	Notice to Approved Affiliate pursuant to the Agreement shall be addressed as follows, unless Approved Affiliate indicates otherwise in writing to Cisco:

Approved Affiliate:

ScanSource Brasil Distribuidora de Tecnologias LTDA .
Avenida Rui Barbosa, n* 2.529, módules 11 e 12 São José dos Pinhais. PR - Brazil - CEP 83055-320 CNPJ 05.607.657/0001-35

2.1    For the avoidance of any doubt, the Approved Affiliate includes the branch offices, as listed below:

Goiânia:
ScanSource Brasil Distribuidora de Tecnologias LTDA Av_lndependência, 1146 - LTS 20/21
Goiânia, GO - Brazil - CEP 74645-010
CNPJ OS.607.657/0009-92

ltajai:
ScanSource Brasil Distribuldora de Tecnologias LTDA
Rua José Gall, 1115 GALPAO 10\11 - Bairro Ressacada ltajaí, SC – Brazil - CEP - BB307-102
CNPJ 05.607.657/000B-D1

Barueri:
ScanSource Brasil Distribuidora de Tecnologias LTDA
Alameda Araguaia, 3.787 - Unidade 1 - Sala 1 - Centro Empresarlal Tamboré
Barueri, SP - Brazil - CEP: 06455-000
CNPJ 05.607.657/0011-07

Serra:

Exhibit 10.50

ScanSource Brasil Distribuidora de Tecnologias LTDA
Avenida Talma Rodrigues Ribeiro, 147 - Galpão 01 - Modulo D Unilogistica Business Park • Portal de Jacaraípe
Serra, ES – Brazil - CEP - 29173-795
CNPJ 05.607 .657/0010-26
Copy to:
ScanSource, Inc. 6 Logue Court
Greenville, South Carolina, 29615
Attention: Legal Department

3.
Notwithstanding anything to the contrary herein, Cisco or Approved Affiliate may terminate this Affiliate Agreement at any time on the terms set forth in Section 18 (Term and Termination) in the Agreement. Cisco may terminate this Affiliate Agreement immediately in the event that Approved Affiliate is no longer an "Affiliate" (as defined herein) of Distributor.

4.
Approved Affiliate acknowledges that upon full execution of this Affiliate Agreement and subject to the terms of the Agreement, the terms and conditions of any current distribution or resale agreement for Cisco Products and Services with Cisco will terminate and will be superseded by the terms and conditions of this Affiliate Agreement; thereafter, the terms and conditions of any such distribution or resale agreement will have no further force and effect.

5.
Approved Affiliate acknowledges that upon full execution of this Affiliate Agreement and subject to the terms of the Agreement, the terms and conditions of any current distribution or resale agreement for Cisco Products and Services with Cisco will terminate and will be superseded by the terms and conditions of this Affiliate Agreement; thereafter, the terms and conditions of any such distribution or resale agreement will have no further force and effect.

6.	The Parties agree that the following provisions will apply to all business between the Affiliate and Cisco Brazil:

A.
Cisco Brazil as Party to the Agreement. Beginning on the Affiliate Agreement Effective Date, Approved Affiliate shall place all orders for Products and Services from Cisco Brazil from the Brazil Price List (BPL).

B.	Prices and Quotes. The Products and Services in the BPL and all quotes related to those BPL Products and Services shall be presented in Brazilian Reais.

a.
All prices in the BPL are exclusive of any freight, handling, and shipping insurance charges, taxes, fees, and duties or other similar amounts, however designated, including without limitation value added, sales, and withholding taxes which are levied or based upon prices or charges, or upon this Agreement.

b.
Distributor shall pay any taxes related to Products and Services pursuant to this Affiliate Agreement (except for taxes based on Cisco Brazil's revenue/Income) or shall present an exemption certificate acceptable to all relevant local tax authorities. Applicable taxes shall, to the extent practical, be billed as a separate Item on the Invoice.

C.
Payment. All payments pursuant to this Affiliate Agreement shall be made in Brazilian Reals to Cisco Brazil, via wire transfer to the bank account indicated by Cisco Brazil or via boleto, as instructed by Cisco Brazil.

D.	Shipping and Delivery.

a.
Scheduled shipping dates will be assigned by Cisco Brazil as close as practicable to Distributor's requested date based on Cisco Brazil's then-current lead times for the Products. Cisco Brazil will communicate scheduled shipping dates in the order acknowledgment or on Cisco.com.

b.
Applicable shipment terms (per lncoterms 2010) are set forth in Exhibit E-1 (Shipping Terms) hereto. Title and risk of loss shall transfer from Cisco Brazil to Distributor and delivery shall be deemed to occur in accordance with Exhibit E-1.

Distributor shall be responsible for all freight, handling, and insurance charges subsequent to delivery.

c.
All sales are final. Except as mutually agreed in writing by the parties, and except as provided In Cisco’s warranty statements, Cisco Brazil does not accept returns unless (i) Cisco Brazil shipped a Product other than as specified in the Purchase Order, (ii) such Product is unopened, and (iii) the Product is returned in accordance with Cisco's then current RMA policy and procedures.

d.	Distributor or Its authorized representative must accept ordered Products on the shipping date in accordance with this Section (d).

e.
For any Purchase Order ("PO"), Distributor must submit a requested shipping date for each line of the PO. Cisco Brazil will use standard lead-time based scheduling (based on the order fulfillment lead-time that has been established to the Product). Cisco Brazil will generate a Factory Commit Dale (FCD} for each line Item on the PO. Cisco Brazil will not support partial order-line shipments. Shipments will be made as soon as all Products with the same requested shipping date are ready for shipment. If, for any reason, the requested shipping dale is changed, then the shipping date for all of the Products with the same requested shipping date will be changed accordingly so that all the Products with the same requested shipping date are ready on the same day.

E.	Services. Distributor may order Services from Cisco Brazil as detailed in this Section
E.Distributor may purchase and resell Services under this Affiliate Agreement as agreed In the Agreement, and in accordance to the following: (i) on and after the Affiliate Agreement Effective Date, technical services that are attached to non-BPL products shall be placed with Cisco Inc.; and (ii) on and after the Affiliate Agreement Effective Date, orders by Distributor for the renewal of any Services (even when such Services were originally purchased from Cisco Inc. and/or are related or attached to non-BPL Products) should be placed with Cisco Brazil.

F.
Choice of Law. The validity, interpretation, and performance of this Affiliate Agreement with respect to the business between Cisco Brazil and Affiliate shall be controlled by and construed under the laws of Brazil, as if performed wholly within Brazil and without giving effect to the principles of conflicts of law, and the courts of the state of Sao Paulo in Brazil shall have exclusive jurisdiction over any claim arising under this Agreement. The parties specifically disclaim the application of the UN Convention on Contracts tor the International Sale of Goods. Notwithstanding the foregoing, either party may seek interim injunctive relief in any court of appropriate jurisdiction with respect to any alleged breach of such party's intellectual property or proprietary rights

7.
All capitalized terms in this Affiliate Agreement not otherwise defined herein shall have the meaning set forth in the Agreement. Except as expressly modified in this Affiliate Agreement, all terms and conditions of the Agreement remain unchanged and in full force and effect. This Affiliate Agreement and the Agreement comprise the complete agreement between the Parties hereto regarding this subject matter. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Affiliate Agreement may be modified only by a written document executed by the parties hereto. In the event of a conflict between the Agreement and this Affiliate Agreement, this Affiliate Agreement will prevail with regard to the subject matter herein, i.e., transactions involving Cisco Brazil. For the avoidance of doubt the provisions of this Affiliate

Agreement shall apply automatically to any of Distributor's Affiliates which are Incorporated in Brazil, have a principal place of in Brazil, and have adopted the terms of the Agreement via an Affiliate Agreement.

8.
Effective Date. This Affiliate Agreement Is effective as of the date of last signature below (the "Affiliate Agreement Effective Date"). If both Parties agree to modify the Affiliate Agreement Effective Date, they may do so by mutual written consent via email, letter or internal electronic communication from Cisco to the Distributor.

Exhibit E-1
Shipping Terms

Bill-To Location	Ship-to Location	Orders Placed On	Ship-from Region	Routing	Shipping Term (lncoterms 2010)	Title Transfer	Risk of Loss Transfer	Delivery Point
Brazil*	Brazil	Cisco Coemercio e Serviços de Hardware e Software do Brasil Ltda.	Brazil	Customer routed**	[*****]	[*****]	[*****]	[*****]

DEFINITIONS:

1.	Cisco Designated Shipping Point means any predefined point that Cisco deems appropriate for collection.

2.
Customer Routed (opt-out) means, where available, a shipping program, as selected by Integrator on the Purchase Order at the time of Purchase Order submission, by which Products are delivered in accordance with the Shipping term (lncoterms 2010) defined in the table above. If applicable, Integrator's carrier must be part of Cisco's Approved Vendor List (AVL).

* Option applies only to Cisco Products manufactured in Brazil which are on the Price List for Cisco Brazil for sale in Brazil.
** If applicable, Integrator's carrier must be part of Cisco's Approved Vendor List (AVL).

END OF EXHIBIT